Waste Connections Reports First Quarter 2014 Results

- Revenue of $481.7 million, up 7.1%

- Reports 5.5% solid waste price + volume growth and almost 20% E&P waste growth

- Adjusted EBITDA* of $164.1 million, or 34.1% of revenue, up 12.4%

- GAAP EPS of $0.39 and adjusted EPS* of $0.44, up 18.9%

- Net cash provided by operating activities of $145 million

- Adjusted free cash flow* increases 15.3% to $115.5 million, or 24% of revenue

- Acquires two development stage landfills within existing markets

THE WOODLANDS, Texas, April 21, 2014 /PRNewswire/ -- Waste Connections, Inc. (NYSE: WCN) today announced its results for the first quarter of 2014. Revenue totaled $481.7 million, a 7.1% increase over revenue of $449.9 million in the year ago period. Operating income was $100.6 million compared to $86.9 million in the first quarter of 2013. Adjusted EBITDA* in the first quarter of 2014 was $164.1 million, up 12.4% over adjusted EBITDA of $146.1 million in the prior year period. Adjusted EBITDA, a non-GAAP measure, excludes the impact of items such as acquisition-related costs, as shown in the detailed reconciliation in the attached table.

Net income attributable to Waste Connections in the quarter was $49.0 million, or $0.39 per share on a diluted basis of 124.7 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $41.6 million, or $0.34 per share on a diluted basis of 123.9 million shares.

Adjusted net income attributable to Waste Connections* in the quarter was $54.5 million, or $0.44 per share, versus $45.7 million, or $0.37 per share, in the prior year period. Adjusted net income and adjusted net income per diluted share, both non-GAAP measures, primarily exclude the impact of acquisition-related items such as amortization of intangibles and transaction costs, all net of tax, as well as an increase to the income tax provision associated with an adjustment in the deferred tax liabilities, as shown in the detailed reconciliation in the attached table.

"Notable strength in solid waste disposal volumes and an almost 20% increase in E&P waste activity once again drove better than expected margins and free cash flow in the period. Adjusted EBITDA as a percentage of revenue in the first quarter was 34.1%, up 160 basis points year-over-year and about 80 basis points above our expectations. Adjusted free cash flow, our primary focus, increased 15% and was 24% of revenue in the period," said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman. "We are extremely pleased with these results and encouraged by the continued improving fundamentals within our business."

Mr. Mittelstaedt added. "We are also pleased to announce the acquisition of two development stage landfills to further strengthen our competitive positions in existing markets. In New York's Hudson Valley region, we acquired a recently permitted C&D landfill to increase our internalization within that market and offer third parties a strategically-located disposal alternative. In the West Texas Permian, we acquired a recently permitted E&P waste landfill to expand our disposal footprint within that rapidly growing basin. We expect to spend an additional $10 million to $15 million of capex to construct and open these two landfills over the next year or so."

Waste Connections, Inc. is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. Through its R360 Environmental Solutions subsidiary, the Company also is a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than two million residential, commercial, industrial, and exploration and production customers from a network of operations in 31 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

Waste Connections will be hosting a conference call related to first quarter earnings and second quarter outlook on April 22nd at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com. A playback of the call will be available at both of these websites.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to: trends in business fundamentals, expected operating performance and capital expenditures; and the expected timing for recently acquired landfills to open. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our results are vulnerable to economic conditions; (2) our industry is highly competitive and includes larger and better capitalized companies, companies with lower prices, return expectations or other advantages, and governmental service providers, which could adversely affect our ability to compete and our operating results; (3) our E&P waste business depends on the level of drilling and production activity in the basins in which we operate and the willingness of E&P companies to outsource their waste services activities; (4) we have limited experience in running an E&P waste treatment, recovery and disposal business; (5) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (6) our indebtedness could adversely affect our financial condition and limit our financial flexibility; (7) price increases may not be adequate to offset the impact of increased costs, or may cause us to lose volume; (8) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (9) the seasonal nature of our business and "event-driven" waste projects cause our results to fluctuate; (10) we may lose contracts through competitive bidding, early termination or governmental action; (11) increases in labor costs could impact our financial results; (12) increases in the price of diesel or compressed natural gas fuel may adversely affect our collection business and reduce our operating margins; (13) labor union activity could divert management attention and adversely affect our operating results; (14) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and the accrued pension benefits are not fully funded; (15) our financial results could be adversely affected by impairments of goodwill or indefinite-lived intangibles; (16) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (17) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; (18) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (19) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (20) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses, and the success of our acquisitions; (21) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, or that become more adverse to our business than we anticipated at the time of acquisition; (22) our financial results are based upon estimates and assumptions that may differ from actual results; (23) our accruals for our landfill site closure and post-closure costs may be inadequate; (24) we depend significantly on the services of the members of our senior and regional management team, and the departure of any of those persons could cause our operating results to suffer; (25) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (26) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (27) we rely on computer systems to run our business and disruptions or privacy breaches in these systems could impact our ability to service our customers and adversely affect our financial results, damage our reputation, and expose us to litigation risk; and (28) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

WASTE CONNECTIONS, INC. CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME THREE MONTHS ENDED MARCH 31, 2013 AND 2014 (Unaudited) (in thousands, except share and per share amounts)

	Three months ended March 31,
	2013	2014

Revenues	$449,892	$481,710
Operating expenses:
Cost of operations	251,963	263,061
Selling, general and administrative	53,251	55,647
Depreciation	51,649	55,817
Amortization of intangibles	6,438	6,737
Gain on disposal of assets	(322)	(141)
Operating income	86,913	100,589

Interest expense	(19,012)	(16,910)
Other income (expense), net	742	(524)
Income before income tax provision	68,643	83,155

Income tax provision	(26,963)	(33,932)
Net income	41,680	49,223
Less: net income attributable to noncontrolling interests	(124)	(208)
Net income attributable to Waste Connections	$ 41,556	$49,015

Earnings per common share attributable to Waste Connections' common stockholders:
Basic	$0.34	$0.40

Diluted	$0.34	$0.39

Shares used in the per share calculations:
Basic	123,380,799	123,963,001
Diluted	123,904,929	124,714,097
Cash dividends per common share	$ 0.10	$ 0.115

WASTE CONNECTIONS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except share and per share amounts)

	December 31,	March 31,
	2013	2014
ASSETS Current assets:
Cash and equivalents	$ 13,591	$ 15,854
Accounts receivable, net of allowance for doubtful accounts of $7,348 and $7,004 at December 31, 2013 and March 31, 2014, respectively	234,001	228,504
Deferred income taxes	41,275	33,464
Prepaid expenses and other current assets	39,638	31,695
Total current assets	328,505	309,517

Property and equipment, net	2,450,649	2,454,902
Goodwill	1,675,154	1,674,310
Intangible assets, net	527,871	521,294
Restricted assets	35,921	37,990
Other assets, net	46,152	46,208
	$ 5,064,252	$ 5,044,221

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$ 105,394	$ 95,179
Book overdraft	12,456	12,591
Accrued liabilities	119,026	124,484
Deferred revenue	71,917	71,834
Current portion of contingent consideration	30,840	32,370
Current portion of long-term debt and notes payable	5,385	4,009
Total current liabilities	345,018	340,467

Long-term debt and notes payable	2,067,590	2,004,865
Long-term portion of contingent consideration	24,710	26,551
Other long-term liabilities	77,035	82,543
Deferred income taxes	501,692	503,786
Total liabilities	3,016,045	2,958,212

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 250,000,000 shares authorized; 123,566,487 and 123,950,171 shares issued and outstanding at December 31, 2013 and March 31, 2014, respectively	1,236	1,239
Additional paid-in capital	796,085	799,169
Retained earnings	1,247,630	1,282,403
Accumulated other comprehensive loss	(1,869)	(1,764)
Total Waste Connections' equity	2,043,082	2,081,047
Noncontrolling interest in subsidiaries	5,125	4,962
Total equity	2,048,207	2,086,009
	$ 5,064,252	$ 5,044,221

WASTE CONNECTIONS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS THREE MONTHS ENDED MARCH 31, 2013 AND 2014 (Unaudited) (Dollars in thousands)

	Three months ended
	March 31,
	2013	2014

Cash flows from operating activities:
Net income	$41,680	$49,223
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on disposal of assets	(322)	(141)
Depreciation	51,649	55,817
Amortization of intangibles	6,438	6,737
Deferred income taxes, net of acquisitions	16,524	9,844
Amortization of debt issuance costs	858	808
Equity-based compensation	3,594	4,169
Interest income on restricted assets	(113)	(103)
Interest accretion	1,293	1,213
Excess tax benefit associated with equity-based compensation	(2,098)	(5,060)
Net change in operating assets and liabilities, net of acquisitions	13,455	22,450
Net cash provided by operating activities	132,958	144,957

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	-	(27,215)
Proceeds from adjustment to acquisition consideration	18,000	843
Capital expenditures for property and equipment	(36,905)	(35,592)
Proceeds from disposal of assets	723	1,312
Increase in restricted assets, net of interest income	-	(1,966)
Other	(926)	91
Net cash used in investing activities	(19,108)	(62,527)

Cash flows from financing activities:
Proceeds from long-term debt	26,500	65,000
Principal payments on notes payable and long-term debt	(134,083)	(129,101)
Payment of contingent consideration recorded at acquisition date	(229)	(506)
Change in book overdraft	(17)	135
Proceeds from option and warrant exercises	761	529
Excess tax benefit associated with equity-based compensation	2,098	5,060
Payments for cash dividends	(12,310)	(14,242)
Tax withholdings related to net share settlements of restricted stock units	(5,280)	(6,671)
Distributions to noncontrolling interests	(198)	(371)
Debt issuance costs	(24)	-
Net cash used in financing activities	(122,782)	(80,167)

Net increase (decrease) in cash and equivalents	(8,932)	2,263
Cash and equivalents at beginning of period	23,212	13,591
Cash and equivalents at end of period	$14,280	$15,854

ADDITIONAL STATISTICS
THREE MONTHS ENDED MARCH 31, 2014
(Dollars in thousands)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended March 31, 2014:

Three months ended March 31, 2014
Solid Waste Internal Growth: Core Price	2.9%
Surcharges	0.1%
Volume	2.5%
Recycling	(0.7%)
Total Solid Waste Internal Growth	4.8%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three months ended March 31, 2014:

	Three Months Ended March 31, 2014
Solid Waste Collection	$306,003	56.6%
Solid Waste Disposal and Transfer	135,563	25.1%
E&P Waste Treatment, Recovery & Disposal	73,318	13.6%
Solid Waste Recycling	14,904	2.7%
Intermodal and Other	10,872	2.0%
Total before inter-company elimination	$540,660	100.0%

Inter-company elimination	(58,950)
Reported Revenue	$481,710

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ending March 31, 2013 and 2014:

	Three months ended March 31,
	2013	2014
Solid waste, net	$18,736	$2,767
E&P waste, net	51,902	-
Acquisitions, net	$70,638	$2,767

Days Sales Outstanding for the three months ended March 31, 2014: 43 (29 net of deferred revenue)

Internalization for the three months ended March 31, 2014: 54%

Other Cash Flow Items:

Three Months Ended March 31, 2014
Cash Interest Paid	$11,842
Cash Taxes Paid	$ 649

Debt to Book Capitalization as of March 31, 2014: 49%

Share Information for the three months ended March 31, 2014:

Basic shares outstanding	123,963,001
Dilutive effect of options and warrants	137,594
Dilutive effect of restricted stock units	613,502
Diluted shares outstanding	124,714,097

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry.  Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations.  Waste Connections defines adjusted EBITDA as net income, plus income tax provision, plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on disposal of assets, plus other expense, less other income.  The Company further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business.  This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted EBITDA differently.

	Three Months Ended March 31, 2013	Three months ended March 31, 2014
Net Income	$41,680	$49,223
Plus: Income tax provision	26,963	33,932
Plus: Interest expense	19,012	16,910
Plus: Depreciation and amortization	58,087	62,554
Plus: Closure and post-closure accretion	761	878
Less: Gain on disposal of assets	(322)	(141)
Plus/less: Other (income) expense, net	(742)	524
Adjustments:
Plus: Acquisition-related costs (a)	473	258
Plus: Corporate relocation expenses (b)	152	-
Adjusted EBITDA	$146,064	$164,138

As % of revenues	32.5%	34.1%

____________________________________________

(a) (b)	Reflects the addback of acquisition-related transaction costs. Reflects the addback of costs associated with the relocation of the Company's corporate headquarters from California to Texas.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry.  Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations.  Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests.  The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business.  This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures.  Other companies may calculate adjusted free cash flow differently.

	Three months ended March 31, 2013	Three months ended March 31, 2014
Net cash provided by operating activities	$132,958	$144,957
Plus/less: Change in book overdraft	(17)	135
Plus: Proceeds from disposal of assets	723	1,312
Plus: Excess tax benefit associated with equity-based compensation	2,098	5,060
Less: Capital expenditures for property and equipment	(36,905)	(35,592)
Less: Distributions to noncontrolling interests	(198)	(371)
Adjustments:
Corporate office relocation (a)	1,561	-
Tax effect (b)	(58)	-
Adjusted free cash flow	$100,162	$115,501

As % of revenues	22.3%	24.0%

____________________________________________

(a) (b)

Reflects the addback of third party expenses and reimbursable advances to employees associated with the relocation of our corporate headquarters from California to Texas.

The tax effect of the corporate office relocation is calculated based upon the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry.  Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor ongoing financial performance of the Company's operations.  Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods.  Adjusted net income has limitations due to the fact that it excludes items that have an impact on the Company's financial condition and results of operations.  Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures.  Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended March 31,
	2013	2014

Reported net income attributable to Waste Connections	$ 41,556	$ 49,015
Adjustments:
Amortization of intangibles (a)	6,438	6,737
Acquisition-related costs (b)	473	258
Gain on disposal of assets (c)	(322)	(141)
Corporate relocation expenses (d)	152	-
Tax effect (e)	(2,579)	(2,629)
Impact of deferred tax adjustment (f)	-	1,220
Adjusted net income attributable to Waste Connections	$ 45,718	$ 54,460

Diluted earnings per common share attributable to Waste Connections common stockholders:
Reported net income	$ 0.34	$ 0.39
Adjusted net income	$ 0.37	$ 0.44

______________________________________________

(a) (b)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets. Reflects the elimination of acquisition-related transaction costs.
(c)	Reflects the elimination of a gain on disposal of assets.
(d)	Reflects the addback of costs associated with the relocation of the Company's corporate headquarters from California to Texas.
(e)	The aggregate tax effect of the adjustments in footnotes (a) through (d) is calculated based on the applied tax rates for the respective periods.
(f)

Reflects the elimination of an increase to the income tax provision associated with an increase in the Company's deferred tax liabilities resulting from the enactment of New York State's 2014-2015 Budget Act on March 31, 2014.